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                                                              Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form S-4 and related Prospectus of Thermo Electron Corporation of our reports dated February 17, 2000 (except for the matters discussed in Note 17, as to which the date is March 7, 2000) included in Thermo Electron Corporation's Annual Report on Form 10-K for the fiscal year ended January 1, 2000 and to all references to our Firm included in this Registration Statement and related Prospectus.

                                                       /s/ Arthur Andersen LLP


Boston, Massachusetts
August 18, 2000